EXHIBIT (h)(29)

FORM OF
SCHEDULE OF PORTFOLIOS
AGENCY AGREEMENT

Blue Chip Portfolio	Multi-Strategy Portfolio
Aggressive Growth Portfolio	Main Street Core Portfolio
Diversified Research Portfolio	Emerging Markets Portfolio
Short Duration Bond Portfolio	Inflation Managed Portfolio
I-Net Tollkeeper Portfolio	Managed Bond Portfolio
Financial Services Portfolio	Small-Cap Value Portfolio
Health Sciences Portfolio	Money Market Portfolio
Technology Portfolio	High Yield Bond Portfolio
Growth LT Portfolio	Equity Income Portfolio
Focused 30 Portfolio	Equity Portfolio
Mid-Cap Value Portfolio	Aggressive Equity Portfolio
International Value Portfolio	Large-Cap Value Portfolio
Capital Opportunities Portfolio	Comstock Portfolio (formerly Strategic Value Portfolio)
International Large-Cap Portfolio	Real Estate Portfolio
Equity Index Portfolio	Mid-Cap Growth Portfolio
Small-Cap Index Portfolio

Effective May 1, 2004, agreed to and accepted by:

PACIFIC SELECT FUND

By:			Attest:

	Name:	Thomas C. Sutton		Name:	Audrey L. Milfs
	Title:	Chairman of the Board and Trustee		Title:	Secretary

PACIFIC LIFE INSURANCE COMPANY

By:			Attest:

	Name:	Thomas C. Sutton		Name:	Diane N. Ledger
	Title:	Chairman of the Board and Chief Executive Officer		Title:	Vice President

By:			Attest:

	Name:	Audrey L. Milfs		Name:	Diane N. Ledger
	Title:	Vice President and Secretary		Title:	Vice President